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                                                                   EXHIBIT 5.1

                     [LETTERHEAD OF WALKERS ATTORNEYS-AT-LAW]


16 May 2002                                          Our Ref: ISG/tl/A344-34904


The Directors
Apex Silver Mines Limited
c/o Curacao Corporation Company N.V.
Kaya Flamboyan 9, P.O. Box 812
Willemstead, Curacao
Netherlands Antilles



Dear Sirs,

We have acted as counsel to Apex Silver Mines Limited (the "COMPANY") with regard to matters of Cayman Islands law in relation to the Company's Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission (the "SEC") under the Securities Act 1933, as amended (the "SECURITIES ACT"), relating to the contemplated registration by the Company of 1,400,000 Ordinary Shares, U.S.$0.01 par value per share (the "SHARES"), issuable pursuant to the Company's Employees' Share Option Plan (the "PLAN").

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in
Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

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2.       The Shares deliverable pursuant to the Plan have been duly and validly authorised and when and to the extent issued pursuant to the Plan will be issued as fully paid when an entry in respect of such Shares and the registered owner thereof has been made in the Register of Members of the Company confirming that they are fully paid.

3. The liability of a shareholder in respect of such Shares is limited to the amount that the shareholder has agreed to pay for such Shares and the Company cannot call for additional sums to be paid by the shareholders in respect of such Shares.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement.

                                            Yours faithfully,

                                            /s/ Walkers

                                            WALKERS

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                                  SCHEDULE 1

                         LIST OF DOCUMENTS EXAMINED

(1)      the Memorandum and Articles of Association of the Company;

(2) a Certificate of Good Standing in respect of the Company dated 9 May 2002 issued by the Registrar of Companies;

(3) a copy of the minutes of a meeting of the Board of Directors of the Company dated 13 December 2001 (the "RESOLUTIONS");

(4)      the draft Registration Statement on Form S-8; and

(5) such other documents as we have considered necessary for the purposes of rendering this opinion.

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                                  SCHEDULE 2

                                  ASSUMPTIONS

The opinions hereinbefore given are based upon the following assumptions:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their original.

2. The Minute Book of the Company examined by us on 16 May 2002 at its Registered Office contains a complete and accurate record of the business transacted by it.

3. The copies of the Memorandum and Articles of Association, Register of Members, Register of Directors and Officers and Register of Mortgages and Charges provided to us by the Registered Office of the Company are true and correct copies of the originals of the same and that all matters required by law to be recorded therein are so recorded.

4. The corporate records of the Company examined by us on 16 May 2002 at its Registered Office constitute its complete and accurate corporate records and that all matters required by law to be recorded therein are so recorded.

5. The meeting of the Board of Directors at which the Resolutions were duly adopted was called and held in accordance with the Articles of Association of the Company.